Exhibit 99.1

FOR IMMEDIATE RELEASE	For more information contact:

June 17, 2026	Rodger A. McHargue at (812) 238-6000

First Financial Corporation Declares Quarterly Dividend

TERRE HAUTE, INDIANA - The directors of First Financial Corporation (NASDAQ: THFF) have declared a dividend of 56 cents per share payable on July 15, 2026, to shareholders of record at the close of business July 1, 2026.

First Financial Corporation is the holding company for First Financial Bank N.A. in Indiana, Illinois, Kentucky, Tennessee, and Georgia.